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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Service Providers" and "Accountants and Legal Counsel" in the prospectus and "Accountants and Legal Counsel" in the statement of additional information and to the use of our report dated December 23, 2003, which is incorporated by reference, in this Registration Statement (Form No. 811-08920) of Clarion CMBS Value Fund, Inc.


                                              ERNST & YOUNG LLP


New York, New York
February 5, 2004